SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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UNIVEST Corporation of Pennsylvania

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14 North Main Street

Souderton, Pennsylvania 18964

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 8, 2003

TO THE HOLDERS OF COMMON STOCK:

      The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 8, 2003, at 10:45 in the morning, in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

      Univest’s Board of Directors recommends a vote:

1.	FOR the election of four Class I directors for a three-year term expiring in 2006.

2.	FOR the election of three alternate directors for a one-year term expiring in 2004.

3.	FOR the approval of the Univest 2003 Long-Term Incentive Plan.

4.	FOR the ratification of the selection of Ernst & Young LLP as the Corporation’s independent certified public accountant for the year 2003.

      Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

      The close of business on March 3, 2003, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

      The accompanying proxy statement forms a part of this notice.

      SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION’S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

      IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/ HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

By Order of the Board of Directors

MARVIN A. ANDERS
Chairman

WALLACE H. BIELER

Secretary

March 7, 2003

PROXY STATEMENT

      Univest Corporation of Pennsylvania (Univest or Corporation) is a one-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. The Principal subsidiary of the Corporation is Univest National Bank and Trust Co. (Univest). Union National Bank and Trust Company of Souderton and Pennview Savings Bank (which was a wholly owned subsidiary of the Corporation) were merged together on January 18, 2003 with Union National Bank and Trust Company of Souderton being the surviving entity. Upon the completion of the merger, Union National Bank and Trust Company of Souderton’s name was changed to Univest National Bank and Trust Co.

      The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 8, 2003, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 7, 2003. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies, may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation’s voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

      The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

      Univest’s Board of Directors recommends a vote:

1.	FOR the election of the four Class I directors nominated by the Board for a three-year term.

2.	FOR the election of the three alternate directors nominated by the Board for a one-year term.

3.	FOR the approval of the Univest 2003 Long-Term Incentive Plan.

4.	FOR the ratification of the selection of Ernst & Young LLP as the Corporation’s independent certified public accountant for the year 2003.

      The Board of Directors has fixed the close of business on March 3, 2003, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 3, 2003, there were issued 9,917,590 and 8,545,919 outstanding shares of Common Stock (exclusive of 1,371,671 shares held as treasury stock which will not be voted).

      Holders of record of the Corporation’s Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

      Union National Bank and Trust Company of Souderton holds 809,947(9) shares or 9.5% of the Corporation’s Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation’s Common Stock.

      As of February 7, 2003, executive officers, directors, and nominees for Class I Directors and Alternate Directors as a group beneficially owned 634,183(9) shares of the Corporation’s Common Stock. The group consists of 18 persons.

      A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2002, has been mailed to each shareholder of record on March 3, 2003. The Annual Report is not a part of the proxy soliciting material.

ELECTION OF DIRECTORS

      The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class I Directors to be elected for a three-year term expiring in 2006 and a pool of three Alternate Directors for a one-year term expiring in 2004.

      Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation’s Bylaws.

Nominees: *

      The following information, as of February 7, 2003, is provided with respect to the nominees for election to the Board.

		Shares of Common
Name, Age & Year of		Stock Beneficially
Election as Director**	Business Experience	Owned 2/07/03***
Class I (to be elected for a three-year term expiring 2006):
William S. Aichele 52 (1990)	President and CEO of the Corporation and President and CEO of Univest National Bank	152,495	(1)(9)
Normal L. Keller 65 (1974)	Retired Executive Vice President of the Corporation and Retired President and CEO of Pennview Savings Bank	54,053	(2)(9)
Thomas K. Leidy 64 (1984)	Chairman & President, Leidy’s, Inc. (Pork Processing)	202,944	(3)(9)
Merrill S. Moyer 68 (1984)	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank	212,058	(4)(9)

		Shares of Common
Name, Age & Year of		Stock Beneficially
Election as Director**	Business Experience	Owned 2/07/03***
Alternate Directors (to be elected for a one-year term expiring 2004):
Richard W. Godshall 68 (1999)	Physician, Upper Bucks Orthopedic Association	4,855	(9)
Margaret K. Zook 57 (1999)	Administrator, Souderton Mennonite Homes (Retirement Community)	476	(9)
William G. Morral 57 (2002)	Executive Director, North Penn United Way; Retired CFO Moyer Packing Company	16,253	(8)(9)
The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.
Class II (continuing for three-year term expiring 2004):
James L. Bergey 67 (1984)	President, Abram W. Bergey and Sons, Inc. (Floor Coverings)	18,700	(5)(9)
Charles H. Hoeflich 88 (1962)	Chairman Emeritus of the Corporation	292,121	(9)
John U. Young 64 (1988)	President, Alderfer, Inc. (Meat Processing)	11,156	(9)
Class III (continuing for a three-year term expiring 2005):

Marvin A. Anders 63 (1996)	Chairman of the Corporation and Chairman of Univest National Bank	182,210	(6)(9)
R. Lee Delp 56 (1994)	Principal, R.L. Delp & Company (Business Consulting)	5,676	(9)
	Chairman of the Boards of Directors: ATEECO, Inc.; Palliser Limited; Leidy’s Inc.
	Member Board of Directors: Loewen Windows; Central Montgomery Medical Center
	Former President/ CEO, Board of Directors, MOPAC, Inc.
H. Ray Mininger 62 (1995)	President, H. Mininger & Son, Inc. (General Contractor)	8,478	(9)
P. Gregory Shelly 57 (1985)	President, Shelly Enterprises, Inc. (Building Materials)
	Also Officer/Partner of other Shelly Enterprise Related Companies	64,228	(7)(9)

*	All nominees now are directors or alternate directors respectively.

**	Dates indicate initial year as a director or alternate director of UNIVEST or the subsidiary banks.

***	The shares “Beneficially owned” may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST.

(1)	Includes 120,625 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele is a co-trustee. He disclaims beneficial ownership of these shares.

(2)	Includes 25,463 shares owned by members of Mr. Keller’s family. He disclaims beneficial ownership of these shares.

(3)	Includes 120,625 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 6,375 shares owned by a member of his family, and 23,706 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(4)	Includes 120,625 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 31,023 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

(5)	Includes 956 shares owned by a member of Mr. Bergey’s family. He disclaims beneficial ownership of these shares.

(6)	Includes 120,625 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 24,198 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

(7)	Includes 23,768 shares owned by members of Mr. Shelly’s family. He disclaims beneficial ownership of these shares.

(8)	Includes 2,569 shares owned by members of Mr. Morral’s family. He disclaims beneficial ownership of these shares.

(9)	Numbers, including footnotes 1 through 8, reflect five for four split in the form of stock dividend which was effective on February 28, 2003.

Compliance with Section 16 (a) of the Securities Exchange Act of 1954

      Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16 (a) reports by its officers, directors and greater than ten percent beneficial owners were timely filed except one report for the acquisition of 743 shares of the exercise of Incentive Stock Options on May 31, 2002, by George D. Terry Jr. an Executive Vice President of Univest.

Univest 2003 Long-Term Incentive Plan

      Your Board of Directors recommends approval of the Univest 2003 Long-Term Incentive Plan.

      In recognition of the changing regulatory and business environment facing Univest today, the Board of Directors has determined there is a need for a greater variety of performance based executive compensation incentive alternatives. Accordingly the Board of Directors recommends approval of the Univest 2003 Long-Term (the “Plan”). See Exhibit I for a complete copy of the Plan.

      The purpose of the Plan is to enable employees of Univest Corporation of Pennsylvania (the “Corporation”) to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.

      The intent is for the Plan to replace the 1993 Univest Long-term Incentive Plan at expiration.

      The Compensation Committee has developed a plan along with the Board of Directors. The Compensation Committee will administer the Plan and will select officers and certain other key contributing employees of Univest for participation. The Plan authorizes the Committee to grant both stock and/or cash-based awards through (i) incentive and non-qualified stock options (ii) stock appreciation rights, (iii) restricted stock, and/or long-term performance awards to participants. With respect to the stock options and stock grants, 1,000,000 shares will be set aside for stock option grants. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.). The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet Univest’s strategic needs.

      Shareholder approval will permit the Compensation Committee and the Board to manage the Plan.

Ratification of Appointment of Independent Auditors

      Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for the current fiscal year. Other fees included audit related services of $314,000 and non-audit services of $114,225. Audit related services include fees for the Retirement Plan and Deferred Salary Savings Plan audits, internal audit, and regulatory audits. All non-audit activities to be performed by Ernst & Young LLP will be approved by the Audit Committee before they are committed to by Univest.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      The Audit Committee and the Board of Directors recommend the shareholders vote “FOR” such ratification.

Fees paid to Ernst & Young LLP in 2002 were as follows:

	Financial Information
	Systems Design &
Audit Fees	Implementation Fee	Other Fees

$222,500	-0-	$428,225

COMPENSATION AND ADDITIONAL INFORMATION

      The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 2002.

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation
						401(k) and
					Securities	Supplemental
				Other Annual	Underlying	Pension Plan
Name and Principal Position	Year	Salary	Bonus	Compensation	Options/SARs	Contributions

		($)	($)	($)(1)(2)	(#)	($)(3)

William S. Aichele*	2002	$320,000	$128,000	$10,668	14,000	$5,500
President and CEO of Univest	2001	300,000	120,000	9,556	13,500	5,250
Corporation and President	2000	250,000	105,000	12,827	13,500	47,289
and CEO of Univest National Bank
Marvin A. Anders	2002	$200,000	$50,000	$7,090	9,000	$5,500
Chairman of Univest Corporation	2001	180,000	45,000	6,345	7,500	5,250
and Chairman of Univest National Bank	2000	161,000	42,263	2,165	7,500	16,830
Norman L. Keller*	2002	$123,413	-0-	$2,438	-0-	$3,098
Executive Vice President of	2001	147,500	$36,875	2,586	-0-	4,425
Univest Corporation and	2000	145,000	38,063	3,986	3,000	34,350
President and CEO of Pennview Savings Bank
Wallace H. Bieler	2002	165,000	$41,250	$2,335	4,600	$4,950
Executive Vice President and	2001	147,000	36,750	1,900	5,000	4,410
CFO of Univest Corp. and Exec.	2000	140,000	36,750	1,500	5,000	20,441
Vice President and CFO of Univest National Bank
K. Leon Moyer	2002	$147,500	$36,875	$660	4,100	$4,425
Executive Vice President of	2001	140,000	35,000	670	5,000	4,205
Univest Corporation and	2000	130,000	34,125	1,200	5,000	5,420
Executive Vice President of Univest National Bank

*	Mr. Keller retired from his position in August 2002; Mr. Aichele became President and CEO of Pennview Savings Bank.

(1)	Includes use of company car, personal tax preparation services, and country club membership dues.

(2)	Does not include an actuarial expense or benefit accrual for the Supplemental Pension Plan that is described in the section on Long-Term Incentives. This expense for the year 2002 totaled $523,205 for certain executive officers (retired and active) including the individuals named in the Summary Compensation Table. The approximate 2002 actuarial expense was William S. Aichele $26,026; Marvin A. Anders $110,168; Wallace H. Bieler $39,649; Norman L. Keller $82,335; and K. Leon Moyer $25,760.

(3)	Supplemental pension plan contributions only applicable in year 2000.

OPTION GRANTS IN LAST FISCAL YEAR(5)

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
	No. of Securities	Percent of Total	Exercise		Price Appreciation For
	Underlying Options	Options Granted to	Price	Expiration	Option Term(4)
Name	Granted(1,2)	Employees	($/Share)(3)	Date	5%	10%

William S. Aichele	17,500	16.36%	32.424	12/31/08	192,955	437,780
Marvin A. Anders	11,250	10.51%	32.424	12/31/08	124,043	281,430
Wallace H. Bieler	5,750	5.37%	32.424	12/31/08	63,400	143,842
K. Leon Moyer	5,125	4.79%	32.424	12/31/08	56,508	128,207

(1)	Includes Incentive and Non-Qualified Stock Options.

(2)	One-third of grant becomes exercisable on successive years beginning 1/1/05.

(3)	Fair market value of underlying securities based on the average of the closing bid and asked prices of the corporation’s common share on the date of grant, December 31, 2002 as reported in the OTC Bulletin Board.

(4)	The assumed rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing to $43.45 and $57.44 respectively.

(5)	The options numbers on pages 7, 8 and 9 reflect the five for four split in the form of stock dividend which was effective on February 28, 2003.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/ SAR VALUES(5)

Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
	Shares		FY-End (#)		FY-End ($)
	Acquired on	Value	Exercisable(E)		Exercisable(E)
Name	Exercise*	Realized**	Unexercisable(U)		Unexercisable(U)

William S. Aichele	0	$0.00	27,500	(E)	$366,424.38
			56,563	(U)	—
Marvin A. Anders	2,188	$21,112.53	9,687	(E)	$130,940.96
			31,250	(U)
Norman L. Keller	3,099	$124,299.96	0	(E)	$—
			0	(U)
Wallace H. Bieler	0	$0.00	8,646	(E)	$115,715.37
			19,448	(U)
K. Leon Moyer	0	$0.00	5,365	(E)	$73,093.19
			17,182	(U)

*	The Company has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Company stock having an equivalent value. This exchange allows the executives to exercise their options without having to pay the exercise price in cash. However, it will result in the executives acquiring less shares than the number of options exercised. One of the named executives utilized this program in 2002.

**	“Value Realized” is calculated by subtracting the exercise price from the Fair Market Value as of exercise date. Fair Market Value is calculated as the mean of the highest and lowest selling prices of the Stock on the New York Stock Exchange.

Equity Compensation Plan Information(5)

      The following table sets forth information regarding outstanding options and shares under the equity compensation plan as of December 31, 2002.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation plans approved by security holders*	492,760	$24.386	234,913
Equity compensation plans not approved by security holders	-0-	-0-	-0-

*	Is made up of one shareholder approved plan “Univest 1993 Long-term Incentive Plan.” A new plan “Univest 2003 Long-term Incentive Plan” is described in this proxy for the approval of Shareholders, see Exhibit I.

UNIVEST CORPORATION OF PENNSYLVANIA

BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Compensation Committee”) for the fiscal year ended December 31, 2002 was comprised of five members appointed by the Board of Directors: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, who formerly served as Chairman of Univest Corporation, Thomas K. Leidy, and Merrill S. Moyer, who formerly served as Chairman of Univest Corporation.

The Compensation Committee reviews and approves the annual compensation of the Company’s executive officers and other key management personnel. In addition, the Compensation Committee establishes policies and guidelines for other benefits and administers compensation and certain other benefit plans, including the award of shares of stock and stock options. The Compensation Committee is assisted in making compensation decisions by the Company’s management and the Company’s independent professional compensation consultants.

EXECUTIVE COMPENSATION POLICY

      The principal objective of the Company is to maximize shareholder value through the development and enhancement of the Corporation’s business operations. To further that objective, the Company’s executive compensation program is designed to:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

•	Support strategic performance objectives through the use of compensation programs.

•	Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

•	Require executives to acquire substantial levels of ownership of Company stock in order to better align the executives’ interests with those of the shareholders through a variety of plans.

•	Ensure that compensation has been and will continue to be tax deductible.

      An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Compensation Committee.

BASE SALARY COMPENSATION

      The Compensation Committee’s approach is to offer competitive salaries in comparison with market practices. The Compensation Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Compensation Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

      The Compensation Committee makes salary decisions in a structured annual review. The Compensation Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews. To help quantify these measures, the Compensation Committee has, from time to time, enlisted the assistance of independent compensation consultants.

IRC § 162(m)

      Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Company and the Compensation Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Company’s tax deduction with respect to any affected compensation.

ANNUAL INCENTIVES

      Univest established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures (Return on Assets) and related targets for the plan are set forth in the preceding fiscal year by the Compensation Committee. For executive officers, other than the CEO, consideration is given to the overall corporate performance and performance of the specific areas of the Company under a participant’s direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by the executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

      The average bonus earned under the Plan in 2002 by the three executive officers at year-end other than the CEO (which appear in the summary compensation table) was 25% of their base salaries. For the executive officers, excluding the CEO, payments ranged from $36,875 to $50,000 and were indicative of the strong performance demonstrated by the Company and the individuals. With respect to performance, Return on Assets for 2002 was 1.66%, reflecting continued strong financial performance.

LONG-TERM INCENTIVES

      The Univest Long-Term Incentive Plan was implemented in 1995 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in Univest. Compensation derived from long-term awards was therefore tied directly to the creation of shareholder value.

      Participation in the Long-Term Incentive Plan is determined by the Committee. The Committee may grant either stock options or long-term performance share awards to executives and other employees. These will have value to the recipients only if shareholder value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends in its stock. The Committee continues to believe that shareholders benefit from a greater emphasis on encouraging management to own Company Stock. In order to strengthen the mutuality of interests between shareholders and management, the Committee has granted new options to employees who can have a positive impact on Univest’s performance in the near future.

      Univest provides non-qualified pension plans for certain executive officers, including the individuals named in the Summary Compensation Table. During 2000, Univest purchased bank-owned life insurance arrangements, which are commonly referred to as “BOLI” to fund future obligations under these non-qualified pension plans.

      The non-qualified pension plans provide an additional retirement benefit paid to the employee beginning at age 65 for a term between 10 and 15 years, plus death benefits.

FUTURE AWARD DETERMINATION

      The Committee will continue to reassess Univest’s executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2003 and beyond.

CEO COMPENSATION

      The salary paid to William S. Aichele in 2002 was increased to $320,000 as compared with $300,000 in 2001. This increase in base salary was provided to better align Mr. Aichele with the CEOs of a peer group of financial institutions of similar size, geography and performance. Mr. Aichele’s bonus award for 2002 was $128,000. This award represented 40% of his base salary and was determined based on Univest’s achievement of annual performance measures including return on assets performance and individual performance.

CONCLUSION

      Through the programs described above, a significant portion of the Company’s executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

UNIVEST CORPORATION COMPENSATION COMMITTEE

James L. Bergey

R. Lee Delp
Charles H. Hoeflich
Thomas K. Leidy
Merrill S. Moyer

NON-MANAGEMENT DIRECTOR COMPENSATION

      Each non-employee Director or Alternate Director is paid an annual retainer fee of $8,500. Each non-employee Director or Alternate Director receives a fee of $700 for each Board of Directors meeting of Univest, Univest Bank, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $600 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $400 to $500 for each meeting attended.

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS

      All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Benefits vest when an officer or employee completes five years of credited service. In addition, the Corporation maintains a non-qualified plan, the Supplemental Retirement Plan (the “Supplemental Retirement Plan”), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 2003) are estimated as follows:

	UNIVEST CORPORATION

	Years of Service

Highest
Consecutive	20	25	30	35	40	45	50
5-Year Avg.
Salary

$150,000	$48,489	$53,111	$57,734	$62,356	$66,106	$69,856	$73,606
200,000	65,989	72,486	78,984	85,481	90,481	95,481	100,481
250,000	83,489	91,861	100,234	108,606	114,856	121,106	127,356
300,000	100,989	111,236	121,484	131,731	139,231	146,731	154,231
350,000	118,489	130,611	142,734	154,856	163,606	172,356	181,106

Assuming Retirement as of January 1, 2003

— Benefit limit under IRC section 415:	not reflected
— Maximum recognizable compensation:	not reflected

      The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), William S. Aichele, Marvin A. Anders, Wallace H. Bieler, and K. Leon Moyer respectively, have forty-five, forty-eight, forty-six and forty-five years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

      A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre-and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

      On an optional basis, all officers and employees who have attained the age of 21 and have completed one month of service may participate in a deferred salary savings plan. Participants may defer from up to a maximum of $11,000 if under age 50 and $12,000 if over age 50. After employees complete 6 months of service, the corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant’s salary. All contributions are invested via a trust. The corporation’s matching contributions, amounting to $359,325 are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant’s retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

      Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      Union National Bank and Trust Company of Souderton and Pennview Savings Bank had transactions with directors/officers of UNIVEST or their associates in 2002, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

      During 2002, the Corporation and its subsidiaries paid $222,482 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, Director, is president of H. Mininger & Son, Inc.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee (“Committee”) oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation including the matters in the written disclosures required by the Independent Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The Committee discussed with the Corporation internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Committee held seven meetings during the fiscal year 2002 with a majority of members always present.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Corporation’s independent auditors.

      As required under Sarbanes-Oxley, Ernest & Young, LLP can no longer perform the Internal Audit function. The Audit Committee began the evaluation process in August 2002. A list of prospects was created and a Request for Proposal was sent and interviews followed. In December the Audit Committee agreed to contract with Financial Outsourcing Solutions for internal audit services for the calendar year of 2003.

      All members of the Audit Committee were independent for 2002 in the fact that they are not employees of Univest Corporation. The independence rules are changing for 2003. Sarbanes Oxley regulations are different from the rules set by the New York Stock Exchange, the NASDAQ, and the new to be formed Bulletin Board Exchange. When these rules are finalized Univest will conform to the new standards.

Univest Audit Committee:

Merrill S. Moyer, Chairman

William G. Morral
P. Gregory Shelly
John U. Young
H. Ray Mininger

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ BANK INDEX

[COMPARISON TABLE]

		Nasdaq Stock Market
	Univest Corporation	(U.S.)	Nasdaq Bank Index

12/31/97	100.00	100.00	100.00
12/31/98	193.70	171.08	149.08
12/31/99	150.14	318.11	140.55
12/29/00	142.85	193.64	164.73
12/31/01	230.41	153.36	185.37
12/31/02	271.24	105.48	198.20

* $100 INVESTED ON 12/31/97 IN STOCK OR INDEX –

INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31, 2002

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UNIVEST specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS’ MEETINGS AND COMMITTEES

      Univest’s Board of Directors met twelve times during 2002. All members of Univest’s Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

SHAREHOLDER PROPOSALS

      Proposals by shareholders which are intended to be presented at the Corporation’s 2004 Annual Meeting must be received by the Corporation no later than November 14, 2003, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

      According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation’s notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS:

      The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

      SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE. PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS’ DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.

By Order of the Board of Directors

Souderton, Pennsylvania

MARVIN A. ANDERS

March 7, 2003
Chairman

WALLACE H. BIELER

Secretary

EXHIBIT I

UNIVEST CORPORATION OF PENNSYLVANIA

UNIVEST 2003 LONG-TERM INCENTIVE PLAN

SECTION 1.     Purpose; Definitions

      The name of this plan is the Univest 2003 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to enable employees of Univest Corporation of Pennsylvania (the “Corporation”) to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.

      For the purposes of the Plan, the following terms shall be defined as set forth below:

a. “Board” means the Board of Directors of the Corporation.

b. “Cause” means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Corporation.

c. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

d. “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

e. “Corporation” means Univest Corporation of Pennsylvania, a corporation organized under the laws of the State of Pennsylvania or any successor organization.

f. “Disability” means permanent and total disability as determined under the Corporation’s long-term disability program.

g. “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor definition adopted by the Securities and Exchange Commission.

h. “Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Corporation pursuant to the early retirement provisions of the pension plan of the Corporation.

i. “Fair Market Value” means, with respect to a specific date, the last reported sale price of the Stock in the over-the-counter market, as reported by NASDAQ if the Stock is trading on the NASDAQ National Market; or, if the Stock is listed or traded on a national securities exchange in the event that the Fair Market Value is not on the date Fair Market Value is being determined, Fair Market Value means the last reported sale price of Stock on such exchange; in the event that the Fair Market Value is not determinable by any of the foregoing means, then the Fair Market Value shall be determined in good faith by the Board of Directors or the Committee, as the case may be, on the basis of such methods and considerations as the Board of Directors or the Committee, as the case may be, shall deem appropriate, including, but not limited to the last sale price by the Company of its Stock or any securities convertible into Stock.

j. “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422A of the Code.

k. “Insider” means a Participant who is subject to the requirements of the Rules (as defined below).

l. “Long-Term Performance Award” or “Long Term Award” means an award made pursuant to Section 8 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance over a period of at least two years.

m. “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

n. “Normal Retirement” means retirement from active employment with the Corporation and any Subsidiary or Affiliate pursuant to the normal retirement provisions of the pension plan of the Corporation.

o. “Participant” means an employee to whom an Award is granted pursuant to the Plan.

p. “Plan” means the Univest 1993 Long-Term Incentive Plan, as hereinafter amended from time to time.

q. “Restrictive Stock” means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

r. “Retirement” means Normal or Early Retirement.

s. “Rules” means Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

t. “Securities Broker” means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(l) hereof.

u. “Stock” means the Common Stock $5.00 par value per share, of the Corporation.

v. “Stock Appreciation Right” means the right, pursuant to an award granted under Section 6 below, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

w. “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

      In addition, the terms “Change-in-Control,” “Potential Change-in-Control” and “Change-in-Control Price” shall have meanings set forth, respectively, in Sections 9(b), (c) and (d) below.

SECTION 2.     Administration

      The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board of Directors of the Corporation and who shall serve at the pleasure of the Board.

      The Committee shall have the authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Long-Term Performance Awards.

      In particular, the Committee shall have the authority:

(i) to select the officers and other employees of the Corporation to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, or any ’combination thereof, are to be granted hereunder;

(iii) to determine the number of shares to be covered by each award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

(v) to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under Section 5(k);

(vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(l); and

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan Participants.

SECTION 3.     Stock Subject to the Plan

a. Stock Subject to Plan. The stock to be subject or related to awards under the Plan shall be shares of the Corporation’s Stock and may be either authorized and unissued or held in the treasury of the Corporation. The maximum number of shares of Stock authorized with respect to the grant of awards under the Plan in each calendar year during any part of which the Plan is in effect, subject to adjustment in accordance with paragraph 3(d) below, shall be up to 1,000,000 shares of Stock, any or all of such 1,000,000 shares of Stock may be granted for awards of incentive stock options.

Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, more than aggregate of 30% of the shares authorized for grant under the Plan.

b. Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution at any time in each calendar year during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3, the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan. However, in any Plan year, the total number of shares that may be granted under this Plan shall not exceed the total, as determined in paragraphs (a) and (c) of this Section 3 of 250,000 shares.

c. Unused, Forfeited and Reacquired Shares. Any unused portion of the shares annually available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan to the extent permitted to receive exemptive relief pursuant to the Rules. Any shares made available for distribution in connection with future awards under this Plan pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Section 3. However, the total of all carry forward shares, regardless of origin, shall not at any time within any Plan year, exceed 1,000,000 shares.

d. Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Awards made under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.     Eligibility

      Officers and other employees of the Corporation (but excluding members of the Committee and any person who serves only as a director) of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 5.     Stock Options

      Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

      The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) . To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 100% of the voting power of all classes of stock of the Corporation or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall he exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any option granted to any optionee who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation or of a Parent or Subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

c. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall he determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(f) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

d. Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock subject to an award hereunder by the withholding of whole shares of Stock (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee) , provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

The Committee, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of the option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock. If such payment is permitted, then such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise, shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

If payment of the Option exercise price of a Non-Qualified option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Corporation may require that the stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise.

No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

e. Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock options shall be exercisable, during the optionee’s lifetime, only by the optionee.

f. Termination by Reason of Death. Subject to Section 5(j) if an optionee’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

g. Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such two-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified stock Option.

h. Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment by the Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter;

provided, however, that, if the optionee dies within such two-year period, any unexercised Stock option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock option will thereafter be treated as a Non-Qualified Stock Option.

i. Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee’s employment by the Corporation terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Corporation without Cause.

j. Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

To the extent (if any) permitted under Section 422 of the Code, if (i) a participant’s employment with the Corporation is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control.

k. Cash-out of Option: Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash-out.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect as to the Spread Value of an exercised option take the form of Restricted Stock, which shall he valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

l. Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder, and with the consent of the Committee, the Corporation agrees to cooperate in a “cashless exercise” of an option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell or withhold a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

SECTION 6.	Stock Appreciation Rights

      a.     Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock option granted under the Plan. In the case of a Non-Qualified Stock option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

      A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      b.     Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of respect of which the Stock Appreciation Rights have been exercised, with the Committee right to determine the form of payment.

(iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock option.

(v) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a

Change-in-Control and/or a Potential Change-in-Control, subject to such terms and conditions as the Committee may specify at grant.

(vi) The Committee, in its sole discretion, may also provide that, in the event of a Change-in-Control and/or a Potential Change-in-Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change-in-Control Price, subject to such terms and conditions as the Committee may specify at grant.

SECTION 7.	Restricted Stock

      a.     Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)) , the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

      The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

      The provisions of Restricted Stock awards need not be the same with respect to each recipient.

      b.     Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

(i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

(iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Univest 1993 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Univest Corporation of Pennsylvania. Copies of such Plan and Agreement are on file in the offices of Univest Corporation of Pennsylvania (address), Attention: Human Resources — Executive Compensation”.

(iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      c.     Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions.

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant Is employment with the Corporation for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv) In the event of hardship or other special circumstances of a participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the participant promptly.

SECTION 8.	Long Term Performance Awards

      a.     Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the “Performance Period”) for each Long Term Performance Award, which shall be at least two years (subject to Section 9 below), and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

      At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance period the range of dollar values or number of shares of Stock to be awarded to the participant at the end of the performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

      b.     Adjustments of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

      c.     Termination of Employment. Subject to Section 9 below and unless otherwise provided in the applicable award agreement(s), if a participant terminates employment with the Corporation during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period:

i. based, to the extent relevant under the terms of the award, upon the participant’s performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and

ii. prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the participant was employed by the Corporation, all as determined by the Committee, in its sole discretion.

However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Subject to Section 9 below, if a participant terminates employment with the Corporation during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

      d.     Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.

SECTION 9.	Change in Control Provisions

      (a)     Impact of Event. In the event of:

(1) a “Change in Control” as defined in Section 9(b), unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Change in Control, or

(2) a “Potential Change in Control” as defined in Section 9(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

(i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested which have been held for at least six months from the date of grant, shall become fully vested and exercisable.

(ii) The restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

(iii) The value of all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Change in Control Price” as defined in Section 9 (d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(iv) Any outstanding Long Term Performance Awards shall be vested and paid out based on the prorated target results for the Performance Periods in question, unless the Committee provides at or after grant and prior to the Change in Control event, for a different payment.

      (b)     Definition of “Change in Control”. For purposes of Section 9(a), a “Change in Control” means the happening of any of the following:

(i) When any “person,” as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act, (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation’s then outstanding securities without the consent of a majority of the Board;

(ii) The occurrence of any transactions or event relating to the Corporation required to be described pursuant to the requirements of Form 8-K of Schedule 13A of the Exchange Act;

(iii) When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason other than death to constitute at least a two-thirds majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b)(iii); or

(iv) The occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation or an affiliate through purchase of assets, or by merger, or otherwise.

      c.     Definition of Potential Change in Control. For purposes of Section 9 (a), a “Potential Change in Control” means the happening of any one of the following:

i. The entering into an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 9(b); or

ii. The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than the Corporation or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Corporation representing five percent or more of the combined voting power of the Corporation’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for the purposes of this Plan.

      d.     Change in Control Price. For purposes of this Section 9, “Change in Control Price” means, as of any given date, the highest sales price per share paid in any transaction reported by the relevant exchange (consolidated trading) as determined pursuant to Section 1(i) hereof, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Corporation at any time during the preceding sixty day period as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options or SARs.

      e.     Compliance with Section 280G. No payment shall be made under this Section 9 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Change in Control or Potential Change in Control, result in an excess parachute payment for which the Corporation would not receive a Federal income tax deduction by reason of Section 280G of the Code.

SECTION 10.     Amendments and Termination

      The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant with respect to a Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award which has been granted under the Plan, without the optionee’s or participant’s consent, or which, without the approval of the Corporation’s stockholders, would:

a. except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

b. decrease the option price of (i) any Stock Option to less than 100% of the Fair Market Value on the date of grant, or (ii) change the pricing terms of Section 9(a); or

c. change the employees or class of employees eligible to participate in the Plan, or

d. extend the maximum option period under Section 5(b) of the Plan

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

      Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.

SECTION 11.     Unfunded Status of Plan

      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 12.     General Provisions

      a.     The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      b.     Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      c.     The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

      d.     No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

      e.     At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

      f.     The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

      g.     The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

      h.     The Plan and all awards made and actions taken thereunder shall he governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

SECTION 13.     Effective Date of Plan

      The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock.

SECTION 14.     Term of Plan

      No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF UNIVEST CORPORATION OF PENNSYLVANIA
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 8, 2003.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 7, 2003, hereby appoints Harold F. Detweiler and Gerald G. Dunlap, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are William S. Aichele, Norman L. Keller, Thomas K. Leidy, and Merrill S. Moyer), FOR the election of the nominees for Alternate Director (those nominees are Richard W. Godshall, Margaret K. Zook, and William G. Morral, FOR the approval of the Univest 2003 Long-Term Incentive Plan, and FOR the selection of Ernst & Young LLP as the Corporation’s Independent Certified Public Accountant for 2003.

Please complete, sign, and date this Card on the reverse side and return it promptly in the enclosed reply envelope.

# FOLD AND DETACH HERE #

[UNIVEST LOGO]

14 North Main Street, Souderton, Pennsylvania 18964	PROXY and Voting Instruction Card

UNIVEST’S DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 and 4.

1. Election of Four Class I Directors William S. Aichele, Norman L. Keller, Thomas K. Leidy, Merrill S. Moyer	For ☐	Withheld ☐
FOR, EXCEPT VOTE WITHHELD FOLLOWING NOMINEE(S):

2. Election of Three Alternate Directors Richard W. Godshall, Margaret K. Zook, and William G. Morral	For ☐	Withheld ☐
FOR, EXCEPT VOTE WITHHELD FOLLOWING NOMINEE(S):

3.     Approval of the Univest 2003 Long-Term Incentive Plan

For ☐	Withheld ☐

4.     Election of Ernst & Young LLP as Independent Certified Public Accountant for 2003

For ☐	Withheld ☐

Signature(s)_______________________________________________________________________________Date__________________________

NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation, partnership, or as attorney, agent, or in another representative capacity.

# FOLD AND DETACH HERE #

[UNIVEST LOGO]

14 North Main Street, Souderton, Pennsylvania, 18964

PROXY

ANNUAL MEETING OF SHAREHOLDERS — APRIL 8, 2003

The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 8, 2003, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.

The top (shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN, and DATE the CARD, and then DETACH, and RETURN the completed card PROMPTLY in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

The signature(s) should be exactly as the name(s) appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.